EXHIBIT 10.13






FHA FORM NO. 2466
Revised November 1969
(Previous Revision obsolete)

           U.S. DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT
                    FEDERAL HOUSING ADMINISTRATION

        REGULATORY AGREEMENT FOR MULTI-FAMILY HOUSING PROJECTS
                 (Under Sections 207, 220, 221(d)(4),
                    231 and 232, Except Nonprofits)

Project No.    075-32563-P.M.

Mortgagee      First Wisconsin Trust Company (present)
               original Mortgage - Mortgage Associates, Inc.

Amount of Mortgage Note  $3,335,800.00     Date  October 29, 1979

Mortgage: Recorded: October 29, 1979       Date  October 29, 1979
State:  Wisconsin     County:  Dane

Book  1284            Page 24
which mortgage was assigned to Government National Mortgage Association by assignment dated January 20, 1981, recorded February 10, 1981 -- Volume 2576, Page 7, Document No. 1697083; further assigned to First Wisconsin Trust Company as Trustee by assignment dated August 12, 1981, recorded November 10, 1981 in Volume 3219.

Originally endorsed for insurance under section

     This Agreement entered into this 12th day of December, 1988, between
whose address is   Brookfield Lakes Corporate Center
                   18000 West Sarah Lane, Brookfield  WI  53005

their successors, heirs, and assigns (jointly and severally, hereinafter referred to as Owners) and the undersigned Secretary of Housing and Urban Development and his successors (hereinafter referred to as Secretary).

     In consideration of the endorsement for insurance by the Secretary of the above described note or in consideration of the consent of the Secretary to the transfer of the mortgaged property or the sale and conveyance of the mortgaged property by the Secretary, and in order to comply with the requirements of the National Housing Act, as amended and the Regulations adopted by the Secretary pursuant thereto, Owners agree for themselves, their successors, heirs and assigns, that in connection with the mortgaged property and the project operated thereon and so long as the contract of mortgage insurance continues in effect, and during such further period of time as the Secretary shall be the owner, holder or reinsurer of the mortgage, or during any time the Secretary is obligated to insure a mortgage on the mortgaged property:

     1. Owners, except as limited by paragraph 17 hereof, assume and agree to make promptly all payments due under the note and mortgage.

     2. (a) Owners shall establish or continue to maintain a reserve fund for replacements by the allocation to such reserve fund in a separate account with the mortgagee or in a safe and responsible depository designated by the mortgagee, concurrently with the beginning of payments towards amortization of the principal of the mortgage insured or held by the Secretary of an amount equal to $1,116.75 per month unless a different date or amount is approved in writing by the Secretary.

          Such funds, whether in the form of a cash deposit or invested in obligations of, or fully guaranteed as to principal by, the United States of America shall at all times be under the control of the mortgagee. Disbursements from such fund, whether for the purpose of effecting replacement of structural elements, and mechanical equipment of the project or for any other purpose, may be made only after receiving the consent in writing of the Secretary. In the event of a default in the terms of the mortgage, pursuant to which the loan has been accelerated, the Secretary may apply or authorize the application of the balance in such fund to the amount due on the mortgage debt as accelerated.

          (b) Where Owners are acquiring a project already subject to an insured mortgage, the reserve fund for replacements to be established will be equal to the amount due to be in such fund under existing agreements or charter provisions at the time Owners acquire such project, and payments hereunder shall begin with the first payment due on the mortgage after acquisition, unless some other method of establishing and maintaining the fund is approved in writing by the Secretary.

     3. Real property covered by the mortgage and this agreement is described in Schedule A attached hereto.

     (This paragraph 4 is not applicable to cases insured under Section 232).
     4. (a) Owners shall make dwelling accommodation and services of the project available to occupants at charges not exceeding those established in accordance with a rental schedule approved in writing by the Secretary. Accommodations shall not be rented for a period of less than thirty (30) days, or, unless the mortgage is insured under
          Section 231, for more than three years. Commercial facilities shall be rented for such use and upon such terms as approved by the Secretary. Subleasing of dwelling accommodations, except for subleases of single dwelling accommodations by the tenant thereof, shall be prohibited without prior written approval of Owners and the Secretary and any lease shall so provide. Upon discovery of any unapproved sublease, Owners shall immediately demand cancellation and notify the Secretary thereof.

          (b) Upon prior written approval by the Secretary, Owners may charge to and receive from any tenant such amounts as from time to time may be mutually agreed upon between the tenant and the Owner for any facilities and/or services which may be furnished by the Owner or others to such tenant upon his request, in addition to the facilities and services included in the approved rental schedule.

          (c) The Secretary will at any time entertain a written request for a rent increase properly supported by substantiating evidence and within a reasonable time shall:

               (i) Approve a rental schedule that is necessary to compensate for any net increase, occuring since the last approved rental schedule, in taxes (other than income taxes) and operating and maintenance cost over which Owners have no effective control, or

               (ii) Deny the increase stating the reasons therefor.

     5. (a) If the mortgage is originally a Secretary-held purchase money mortgage, or is originally endorsed for insurance under any Section other than Sections 231 or 232, Owners shall not in selecting tenants discriminate against any person or persons by reason of the fact that there are children in the family.

          (b) If the mortgage is originally endorsed for insurance under Section 221 or 231, Owners shall in selecting tenants give to persons or families designated in the National Housing Act an absolute preference or priority of occupancy which shall be accomplished as follows:

               (1) For a period of sixty (60) days from the date of original offering, unless a shorter period of time is approved in writing by the Secretary, all units shall be held for such preferred applicants, after which time any remaining unrented units may be rented to non-preferred applicants;

               (2) Thereafter, and on a continuing basis; such preferred applicants shall be given preference over non-preferred applicants in their placement on a waiting list to be maintained by the Owners; and

               (3) Through such further provisions agreed in writing by the parties.

          (c) Without the prior written approval of the Secretary not more than 25% of the number of units in a project insured under Section 231 shall be occupied by persons other than elderly persons as defined by the National Housing Act.

          (d) All advertising or efforts to rent a project insured under Section 231 shall reflect a bona fide effort of the Owners to obtain occupancy by elderly persons as defined by the National Housing Act.

     6.   Owners shall not without the prior written approval of the
          Secretary:

          (a) Convey, transfer, or encumber any of the mortgaged property, or permit the conveyance, transfer or encumbrance of such property.

          (b) Assign, transfer, dispose of, or encumber any personal property of the project, including rents, or pay out any funds except from surplus cash, except for reasonable operating expenses and necessary repairs.

          (c) Convey, assign, or transfer any beneficial interest in any trust holding title to the property, or the interest of any general partner in a partnership owning the property, or any right to manage or receive the rents and profits from the mortgaged property.

          (d) Remodel, add to, reconstruct, or demolish any part of the mortgaged property or subtract from any real or personal property of the project.

          (d) Make, or receive and retain, any distribution of assets or any income of any kind of the project except surplus cash and except on the following conditions:

               (1) All distributions shall be made only as of and after the end of a semiannual or annual fiscal period, and only as permitted by the law of the applicable jurisdiction;

               (2) No distribution shall be made from borrowed funds, prior to the completion of the project or when there is any default under this Agreement or under the note or mortgage;

               (3) Any distribution or any funds of the project, which the party receiving such funds is not entitled to retain hereunder, shall be held in trust separate and apart from any other funds; and


               (4) There shall have been compliance with all outstanding notices of requirements for proper maintenance of the project.

          (f) Engage, except for natural persons, in any other business or activity, including the operation of any other rental project, or incur any liability or obligation not in connection with the project.

          (g) Require, as a condition of the occupancy or leasing of any unit in the project any consideration or deposit other than the prepayment of the first month's rent plus a security deposit in an amount not in excess of one month's rent to guarantee the performance of the covenants of the lease. Any funds collected as security deposits shall be kept separate and apart from all other funds of the project in a trust account the amount of which shall at all times equal or exceed the aggregate of all outstanding obligations under said account.

          (h) Permit the use of the dwelling accommodations or nursing facilities of the project for any purpose except the use which was originally intended, or permit commercial use greater than that originally approved by the Secretary.

     7. Owners shall maintain the mortgaged premises, accommodations and the grounds and equipment appurtenant thereto, in good repair and condition. In the event all or any of the buildings covered by the mortgage shall be destroyed or damaged by fire or other casualty, the money derived from any insurance on the property shall be applied in accordance with the terms of insured mortgage.

     8. Owners shall not file any petition in bankruptcy or for a receiver or in insolvency or for reorganization or composition or make any assignment for the benefit of creditors or to a trustee for creditors, or permit an adjudication in bankruptcy or the taking possession of the mortgaged property or any part thereof by a receiver or the seizure and sale of the mortgaged property or any part thereof under judicial process or pursuant to any power of sale, and fail to have such adverse actions set aside within forty-five (45) days.

     (9) (a) Any management contract entered into by Owners or any of them involving the project shall contain a provision that, in the event of default hereunder, it shall be subject to termination without penalty upon written request by the Secretary. Upon such request Owners shall immediately arrange to terminate the contract within a period of not more than thirty (30) days and shall make arrangements satisfactory to the Secretary for continuing proper management of the project.

          (b) Payment for services, supplies, or materials shall not exceed the amount ordinarily paid for such services, supplies, or materials in the area where the services are rendered or the supplies or materials furnished.

          (c) The mortgaged property, equipment, buildings, plans, offices, apparatus, devices, books, contracts, records, documents, and other papers relating thereto shall at all times be maintained in reasonable condition for proper audit and subject to examination and inspection at any reasonable time by the Secretary or his duly authorized agents. Owners shall keep copies of all written contacts or other instruments which affect the mortgaged property, all or any of which may be subject to inspection and examination by the Secretary or his duly authorized agents.

          (d) The books and accounts of the operations of the mortgaged property and of the project shall be kept in accordance with the requirements of the Secretary.

          (e) Within sixty (60) days following the end of each fiscal year the Secretary shall be furnished with a complete annual financial report based upon an examination of the books and records of mortgagor prepared in accordance with the requirements of the Secretary, certified to by an officer or responsible Owner and, when required by the Secretary, prepared and certified by a Certified Public Accountant, or other person acceptable to the Secretary.

          (f) At request of the Secretary, his agents, employees, or attorneys, the Owners shall furnish monthly occupancy reports and shall give specific answer to questions upon which information is desired from time to time relative to the income, assets, liabilities, contracts, operation, and condition of the property and the status of the insured mortgage.

          (g) All rents and other receipts of the project shall be deposited in the name of the project in a bank, whose
          deposits are insured by the F.D.I.C.   Such funds shall be
          withdrawn only in accordance with the provisions of this Agreement for expenses of the project or for distributions of surplus cash as permitted by paragraph 6(e) above. Any Owner receiving funds of the project other than by such distribution of surplus cash shall immediately deposit such funds in the project bank account and failing so to do in violation of this agreement shall hold such funds in trust. Any Owner receiving property of the project in violation of this Agreement shall immediately deliver such property to the project and failing so to do shall hold such property in trust. As such time as the Owners shall have lost control and/or possession of the project, all funds held in trust shall be delivered to the mortgagee to the extent that the mortgage indebtedness has not been satisfied.

          (h)  If the mortgage is insured under Section 232:

     1. The Owners or lessees shall at all times maintain in full force and effect from the state or other licensing authority such license as may be required to operate the project as a nursing home and shall not lease all or part of the project except on terms approved by the Secretary.

     2. The Owner shall suitably equip the project for nursing home operations

     3. The Owners shall execute a Security Agreement and Financing Statement (or other form of chattel lien) upon all items of equipment, except as the Secretary may exempt, which are not incorporated as security for the insured mortgage. The Security Agreement and Financing Statement shall constitute a first lien upon such equipment and shall run in favor of the mortgagee as additional security for the insured mortgage.

     4. No litigation seeking the recovery of a sum on excess of $3,000 nor any action for specific performance or other equitable relief shall be instituted nor shall any claim for a sum in excess of $3,000 be settled or compromised by the Owners unless prior written consent thereto has been obtained from the Secretary. Such consent may be subject to such terms and conditions as the Secretary may prescribe.

     (i) If mortgage is insured under Section 231, Owners or lessees shall at all times maintain in full force and effect from the state of other licensing authority such license as may be required to operate the project as housing for the elderly.

     10. Owners will comply with the provisions of any Federal, State, or local law prohibiting discrimination in housing on the grounds of race, color, creed, or national origin, including Title VI of the Civil Rights Act of 1964 (Public Law 88-352, 78 Stat. 241), all requirements imposed by or pursuant to the Regulations of the Department of Housing and Urban Development (24 CFR, Subtitle A, Part 1) issued pursuant to that title, and regulations issued pursuant to Executive Order 11063.

     11. Upon a violation of any of the above provisions of this Agreement by Owners, the Secretary may give written notice, thereof, to Owners, by registered or certified mail, addressed to the addresses stated in this Agreement, or such other addresses as may subsequently, upon appropriate written notice thereof to the Secretary, be designated by the Owners as their legal business address. If such violation is not corrected to the satisfaction of the Secretary within thirty (30) days after the date such notice is mailed or within such further time as the Secretary determines is necessary to correct the violation, without further notice the Secretary may declare a default under this Agreement effective on the date of such declaration of default and upon such default the Secretary may:

          (a)(i) If the Secretary holds the note - declare the whole of said indebtedness immediately due and payable and then proceed with the foreclosure of the mortgage;

             (ii) If said note is not held by the Secretary - notify the holder of the note of such default and request holder to declare a default under the note and mortgage, and holder after receiving such notice and request, but not otherwise, at its option, may declare the whole indebtedness due, and thereupon proceed with foreclosure of the mortgage, or assign the note and mortgage to the Secretary as provided in the Regulations;

          (b) Collect all rents and charges in connection with the operation of the project and use such collections to pay the Owner's obligations under this Agreement and under the note and mortgage and the necessary expenses of preserving the property and operating the project;

          (c) Take possession of the project, bring any action necessary to enforce any rights of the Owners growing out of the project operation, and operate the project in accordance with the terms of this Agreement until such time as the Secretary in his discretion determines that the Owners again in a position to operate the project in accordance with the terms of this Agreement and in compliance with the requirements of the note and Mortgage;

          (d) Apply to any court, State or Federal, for specific performance of this Agreement, for an injunction against any violation of the Agreement, for the appointment of a receiver to take over and operate the project in accordance with the terms of the Agreement, or for such other relief as may be appropriate, since the injury to the Secretary, arising from a default under any of the terms of this Agreement would be irreparable and the amount of damage would be difficult to ascertain.

     12. As security for the payment due under this Agreement to the reserve fund for replacements, and to secure the Secretary because of his liability under the endorsement of the note for insurance, and as security for the other obligations under this Agreement, the Owners respectively assign, pledge and mortgage to the Secretary their rights to the rents, profits, income and charges of whatsoever sort which they may receive or be entitled to receive from the operation of the mortgage property, subject, however, to any assignment of rents in the insured mortgage referred to herein. Until a default is declared under this Agreement, however, permission is granted to Owners to collect and retain under the provisions of this Agreement such rents, profit, income, and charges, but upon default this permission is terminated as to all rents due or collected thereafter.

     13.  As used in this Agreement the term:

          (a)  "Mortgage" includes "Deed of Trust", "Chattel
          Mortgage", and any other security for the note identified herein, and endorsed for insurance or held by the Secretary;

          (b) "Mortgagee" refers to the holder of the mortgage identified herein, its successors and assigns;

          (c) "Owners" refers to the persons named in the first paragraph hereof and designated as "Owner, their successors, heirs and assigned";

          (d) "Mortgaged Property" includes all property, real, personal, or mixed, covered by the mortgage or mortgages securing the note endorsed for insurance or held by the Secretary;

          (e) "Project" includes the mortgaged property and all its other assets of whatsoever nature or whatsoever situate, used in or owned by the business conducted on said mortgaged property, which business is providing housing and other activities as are incidental thereto;

          (f)  "Surplus Cash" means any cash remaining after:

               (1) the payment of:

                    (i) All sums due or currently required to be paid under the terms of any mortgage or note insured or held by the Secretary;

                    (ii) All amounts required to be deposited in the
                         reserve fund for replacements;

                   (iii) All obligation of the project other than the
                         insured mortgage unless funds for payment are set aside or deferment of payment has been approved by the Secretary; and

               (2)  the segregation of:

                    (i)  An amount equal to the aggregate of all
                         special funds required to be maintained by the project;

                    (ii) All tenant security deposits held;

          (g) "Distribution" means any withdrawal or taking of cash or any assets of the project, including the segregation of cash or assets for subsequent withdrawal within the limitations of Paragraph 6(c) hereof, and excluding payment for reasonable expenses incident to the operation and maintenance of the project.

          (h) "Default" means a default declared by the Secretary when a violation of this Agreement is not corrected to his satisfaction within the time allowed by this Agreement or such further time as may be allowed by the Secretary after written notice;

          (i)  "Section" refers to Section of the National Housing
               Act, as amended.

     14. This instrument shall bind, and the benefits shall inure to, the respective Owners, their heirs, legal representatives, executors, administrators, successors, in office or interest, and assigns, and to the Secretary and his successors so long as the contract of mortgage insurance continues in effect, and during such further time as the Secretary shall be the owner, holder, or reinsurer of the mortgage, or obligated to reinsure the mortgage.

     15. Owners warrant that they have not, and will not, execute any other agreement with provisions contradictory of, or in opposition to, the provisions hereof, and that, in any event, the requirements of this Agreement are paramount and controlling as to the rights and obligations set forth and supersede any other requirements in conflict therewith.

     16. The invalidity of any clause, part or provision of this Agreement shall not affect the validity or the remaining portions thereof.

     17. The following Owners: Decade Companies, Jeffrey Keierleber, Harold Barian and Decade Companies Income Properties


          do not assume personal liability for payments due under the note and mortgage, or for the payments to the reserve for replacements, or for matters not under their control, provided that said Owners shall remain liable under this Agreement only with respect to the matters hereinafter state; namely:

          (a) for funds or property of the project coming into their hands which, by the provisions hereof, they are not entitled to retain; and

          (b) for their own acts and deeds or acts and deeds of other which they have authorized in violation of the provisions hereof.

            (To be executed with formalities for recording
                        a deed to real estate)

                           LEGAL DESCRIPTION

     Lots 2 and 3, Certified Survey Map #2982, recorded in Volume 11 of Certified Surveys on page 399, #1593404 in the City of Madison, County of Dane, State of Wisconsin.

                   ADDENDUM TO REGULATORY AGREEMENT

     This Addendum is a part of the Regulatory Agreement executed on even date herewith to which this Addendum is attached:

     1. Notwithstanding any provision in the Regulatory Agreement to the contrary, the parties agree that:

     Paragraph 4 of the Regulatory Agreement is hereby deleted and the following is inserted in lieu thereof:

          4(a) The Owner shall not rent the units for a period of less than thirty (30) days. Commercial facilities shall be rented for such use and upon such terms as determined by the Owner. Subleasing of dwelling accommodations, except for subleases of single dwelling accommodations by the tenant thereof, shall be prohibited without prior written approval of the Owner and the Secretary and any lease shall so provide. Upon discovery of any unapproved sublease, the Owner shall immediately demand cancellation and notify the Secretary thereof.

          4(b) The Owner may charge to and receive from any tenant such amounts as from time to time may be mutually agreed upon between the tenant and the Owner for any rental accommodations, facilities and/or services which may be furnished by the Owner or others to such tenant upon his request.

          4(c) In the event the project is under jurisdiction of a local rent control law or ordinance and the Owner desires the Secretary to preempt those controls, the Owner shall comply with applicable regulations or instructions in effect at the time of application of preemption, currently 24 CFR 403, Subpart B.

                    DECADE COMPANIES INCOME PROPERTIES, A LIMITED
                    PARTNERSHIP

                    By:  Decade Companies, General Partner

                      By:  /s/ Jeffrey Keierleber_______________
                           Jeffrey Keierleber, General Partner


                      By:  /s/ Harold Barian____________________
                           Harold Barian, General Partner

STATE OF WISCONSIN  )
                    ) ss.
MILWAUKEE COUNTY    )

      The foregoing instrument was acknowledged before me this 12 day of December, 1988 by Jeffrey Keierleber and Harold Barian as the general partners of Decade Companies, the general partner of Decade Companies Income Properties, A Limited Partnership.

                            /s/ Mary Neese Fertl_________________
                            Notary Public
                            State of Wisconsin, Milwaukee County
                            My Commission:  is permanent

                            SECRETARY OF HOUSING AND URBAN
                            DEVELOPMENT acting by and through
                            the FEDERAL HOUSING COMMISSIONER

                            By: /s/ Delbert F. Reynolds__________
                                      (Authorized Agent)
                                      Delbert F. Reynolds
                                      Manager

STATE OF WISCONSIN   )
                     )ss.
MILWAUKEE COUNTY     )

     On this 17th day of January, 1989 before me appeared fully appointed Delbert F. Reynolds, who being duly sworn, did say that he is the duly appointed Manager and the person who executed the foregoing instrument by virtue of the authority vested in him by 24 C.F.R. 200.118 and 119 and acknowledged the same to, for and on behalf of the FEDERAL HOUSING COMMISSIONER.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

                            /s/ Faith Davis________________________
                            Notary Public, Milwaukee County
                            State of Wisconsin
                            My commission:  Dec. 24, 1989

     This instrument was drafted by and after recording should be returned to Attorney Mary Neese Fertl, Whyte & Hirschboeck S.C., 111 East Wisconsin Avenue, Suite 2100, Milwaukee WI 53202